[LOGO OF NETOPIA APPEARS HERE]

January 18, 1999

Netopia, Inc.
2470 Mariner Square Loop
Alameda, CA  94501

NOTICE OF ANNUAL STOCKHOLDER MEETING

     Notice is hereby given that the Annual Stockholder Meeting of Netopia, Inc., (the "Company") will be held on February 18, 1999, at 10:00 a.m. local time, at 2470 Mariner Square Loop, Alameda, California 94501 for the following purposes:

     1.   To elect  four  directors,  the  names  of whom  are set  forth in the
          accompanying   proxy  statement,   to  serve  until  the  2000  Annual
          Stockholder Meeting;

     2. To approve amendments to the Company's 1996 Stock Option Plan, including a 500,000 share increase to the number of shares available under the 1996 Stock Option Plan, as set forth in the accompanying proxy;

     3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available for issuance by 150,000 shares, as set forth in the accompanying proxy;

     4. To ratify the appointment of KPMG LLP as independent auditors of the Company; and

     5. To transact such other business as may properly be brought before the meeting.

     The forgoing items of business are more fully described in the attached Proxy Statement.

     Stockholders of record at the close of business on December 31, 1998 are the only stockholders entitled to notice of and to vote at the Annual Stockholder Meeting and at any adjournment or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 2470 Mariner Square Loop, Alameda, CA 94501, during ordinary business hours for the ten-day period prior to the Annual Stockholder Meeting.

                                The Board of Directors,


                                /s/ Alan B. Lefkof

                                Alan B. Lefkof
                                President, Chief Executive Officer and Director

Alameda, California
January 18, 1999
                                    IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date and return the enclosed proxy in the attached self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                  NETOPIA, INC.
                 PROXY STATEMENT FOR ANNUAL STOCKHOLDER MEETING
                         TO BE HELD ON FEBRUARY 18, 1999


GENERAL INFORMATION...........................................................3


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................4


ELECTION OF DIRECTORS.........................................................5


EXECUTIVE COMPENSATION AND OTHER MATTERS......................................7
   Employment and Change of Control Arrangements..............................9
   Certain Relationships and Related Transactions............................10
   Compensation of Directors.................................................10
   Compensation Committee Interlocks and Insider Participation...............10
   Section 16(A) Beneficial Ownership Reporting Compliance...................10


EXECUTIVE OFFICERS...........................................................11


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION...............................................................12


COMPARISON OF STOCKHOLDER RETURNS............................................14


APPROVAL OF AMENDMENT OF THE 1996 STOCK OPTION PLAN..........................15
    Summary of the Provisions of the 1996 Stock Option Plan..................15


APPROVAL OF AMENDMENT OF THE EMPLOYMENT STOCK PURCHASE PLAN..................22


 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........................25


 STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL STOCKHOLDER  MEETING...26


OTHER MATTERS................................................................26

                         [LOGO OF NETOPIA APPEARS HERE]


                                  Netopia, Inc.
                            2470 Mariner Square Loop
                                Alameda, CA 94501
                               -------------------

                                 PROXY STATEMENT
                       FOR THE ANNUAL STOCKHOLDER MEETING
                         To be held on February 18, 1999
================================================================================


     The accompanying proxy is solicited by the Board of Directors of Netopia, Inc., a Delaware corporation (the "Company" or "Netopia"), for use at the Annual Stockholder Meeting to be held on Thursday, February 18, 1999, at 10:00 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Stockholder Meeting. The meeting will be held at the Company's facility at 2470 Mariner Square Loop, Alameda, California. The Company's telephone number is (510) 814-5100. The date of this Proxy Statement is January 18, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

     ANNUAL REPORT. An annual report for the fiscal year ended September 30, 1998 is enclosed with this Proxy Statement.

     VOTING SECURITIES. The Company's Common Stock is the only type of security entitled to vote at the Annual Stockholder Meeting. On December 31, 1998, the record date for the determination of stockholders entitled to vote at the Annual Stockholder Meeting, there were 12,461,748 shares of the Company's Common Stock issued and outstanding. Each stockholder of record on December 31, 1998 will be entitled to one (1) vote for each share of Common Stock held by such stockholder on December 31, 1998 at the meeting and any adjournment thereof. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     Each holder of shares of the Company's Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement for each share of stock held. Stockholders may vote in person or by proxy. The Company's bylaws provide that a majority of all of the shares of the Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Stockholder Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting holders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     VOTING  OF  PROXIES.  Whether  or not you are  able to  attend  the  Annual
Stockholder Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals No. 2, No. 3 and No. 4 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Stockholder Meeting. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a holder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. A holder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of December 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by
(i) the Chief Executive Officer and the five other executive officers of the Company named in the "Executive Compensation and Other Matters - Summary
Compensation Table," (ii) all directors and nominees, (iii) all executive officers and directors of the Company as a group, and (iv) owners of more than 5% of the Company's outstanding Common Stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty
(60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                   Shares
                                                           Beneficially Owned (1)
                                                  --------------------------------------

Name of Beneficial                                    Currently            Percent
Owner                                                   Owned              of Class
------------------------------------------------- ------------------ -------------------

Alan B. Lefkof (2).............................        378,259                2.7%
James A. Clark (3).............................        104,877                  *
Richard L. Maslana (4).........................        145,589                1.0%
Didier Cop (5).................................         76,188                  *
Thomas A. Skoulis (6)..........................         87,550                  *
Michael P. Trupiano (7) .......................        104,557                  *
Reese M. Jones (8).............................      2,365,218                16.9%
David F. Marquardt (9).........................      1,228,916                8.8%
James R. Swartz (10)...........................      1,051,525                7.5%

Technology Venture Investors - IV, L.P. (11)...      1,201,414                8.6%
2480 Sandhill Rd.
Menlo Park, CA 94025

Accel III, L.P. (12) ..........................      1,026,525                7.3%
One Embaradero Center
San Francisco, CA 94111

All Current Directors and Executive Officers as
a Group (9 persons)(13)........................      5,431,528                38.7%

* Less than 1% of the outstanding shares of Common Stock.

1) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after December 31, 1998.

2) Includes options exercisable into 337,063 shares of Common Stock under the 1996 Stock Option Plan ("Option Plan") and 41,196 shares held by the Lefkof Family Trust over which Alan B. Lefkof has shared voting and investment authority.
3) Includes options exercisable into 104,877 shares of Common Stock under the Option Plan.
4) Includes options exercisable into 104,876 shares of Common Stock under the Option Plan.
5) Includes options exercisable into 55,263 shares of Common Stock under the Option Plan.
6) Includes options exercisable into 79,988 shares of Common Stock under the Option Plan.
7) Includes options exercisable into 104,557 shares of Common Stock under the Option Plan.
8) Includes options exercisable into 14,063 shares of Common Stock under the Option Plan.
9) Includes 1,201,414 shares beneficially owned by affiliated entities of Technology Venture Investors IV, L.P., as limited partnership ("TVI-IV"), of which Mr. Marquardt disclaims beneficial ownership except as set forth below (see footnote 10). Includes options exercisable into 25,000 shares of Common Stock under the Option Plan.
10) Includes 1,026,525 shares beneficially owned by affiliated entities of Accel, L.P. ("Accel"), of which Mr. Swartz disclaims beneficial ownership except as set forth below (see footnote 11). Includes options exercisable into 25,000 shares of Common Stock under the Option Plan.
11) Mr. David F. Marquardt, a director of the Company, is a general partner of Technology Venture Investors Management-IV, a limited partnership, which is the general partner of TVI-IV. Includes 1,201,414 shares held by entities affiliated with TVI-IV. Mr. Marquardt disclaims beneficial ownership of the securities held by these entities except to the extent of his pecuniary interest therein arising from his partnership interests.
12) Mr. James R. Swartz, a director of the Company, is a managing partner or a general partner of the respective general partnerships of Accel, Accel Investors '92 L.P. and Accel Japan L.P. Includes 882,812 shares held by Accel III L.P., a limited partnership; 61,591 shares held by Accel Investors '92 L.P., a limited partnership; and 82,122 shares held by Accel Japan L.P., a limited partnership. Mr. Swartz disclaims beneficial ownership of the securities held by these entities except to the extent of his pecuniary interest therein arising from his partnership interests.
13) Includes options exercisable into 765,312 shares of Common Stock under the Option Plan.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The bylaws of the Company provide that the authorized number of directors of the Company shall be set by resolution of the Board of Directors. Following the October 27, 1998 resignation of Bandel L. Carano, the Board of Directors has adopted a resolution, effective October 27, 1998, that reduces the authorized number of directors of the Company to four (4). The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of September 30, 1998, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Stockholder Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Stockholder Meeting will be elected directors of the Company to serve until the next Annual Stockholder Meeting or until their successors have been duly elected and qualified.




Name and Positions Held with the Company                                          Age       First Became a Director
----------------------------------------                                          ---       -----------------------

Alan B. Lefkof, President, Chief Executive Officer and Director (1)......         45                 1991

Reese M. Jones, Chairman of the Board of Directors.......................         40                 1987

David F. Marquardt, Director (2)(3)......................................         49                 1990

James R. Swartz, Director (3)............................................         56                 1992

----------
(1)      Member of the Stock Option Committee
(2)      Member of the Audit Committee
(3)      Member of the Compensation Committee


     Alan B. Lefkof joined the Company as President in August 1991 and has been Chief Executive Officer since November 1994. Prior to joining the Company, Mr. Lefkof spent over nine years at GRiD Systems, a manufacturer of laptop computers, where he served as President from October 1989 to August 1991, Chief Financial Officer from March 1987 to September 1989, and Vice President of Marketing from August 1983 to February 1987. Before joining GRiD Systems, Mr. Lefkof served as a Management Consultant at McKinsey & Company from July 1977 to January 1982. Mr. Lefkof received a B.S. in computer science from the Massachusetts Institute of Technology in 1975 and an M.B.A. from Harvard Business School in 1977.

     Reese M. Jones, founder of the Company, has served as Chairman of the Board of Directors of the Company since inception. Mr. Jones served as Chief Executive Officer of the Company from the date of the Company's incorporation until Mr. Lefkof was appointed Chief Executive Officer in November 1994. Mr. Jones currently serves on the Board of Directors of a number of privately held companies. Mr. Jones received a B.A. in biophysics from the University of California at Berkeley in 1982.

     David F. Marquardt has been a director of the Company since 1990. Mr. Marquardt is a founding general partner of August Capital, formed in 1995 and has been a general partner of various Technology Venture Investors ("TVI") entities since August 1980. August Capital and the TVI entities are all private venture capital partnerships. Mr. Marquardt currently serves on the Board of Directors of Microsoft Corporation, Visioneer, Inc. and a number of privately held companies. Mr. Marquardt received a B.S. in mechanical engineering from Columbia University in 1973 and an M.B.A. from Stanford University in 1979.

     James R. Swartz has been a director of the Company since 1992. Mr. Swartz is Founding General Partner of Accel Partners, a venture capital firm, which he co-founded in September 1983. Mr. Swartz currently serves on the Board of Directors of Remedy Corporation, Polycom, Inc., FVC.COM, Inc. and a number of privately held companies. Mr. Swartz is a graduate of Harvard University with a concentration in Engineering Sciences and Applied Physics and received an M.S. in Industrial Administration from Carnegie Mellon University.

     Information regarding the Company's executive officers may be found in "Executive Officers" below.

     During the fiscal year ended September 30, 1998, the Board held six (6) meetings. No director listed above who served on the Board in fiscal year 1998 attended fewer than 75% of the meetings of the Board and any committee on which he served. The Board has an Audit Committee, Compensation Committee and Stock Option Committee. The Board does not have a standing Nominating Committee.

     During the fiscal year ended September 30, 1998, the Company's Audit Committee met four (4) times. The Audit Committee makes recommendations to the Board regarding engagement of the Company's independent auditors, approves services rendered by such auditors, reviews the activities of such auditors, reviews and evaluates the Company's accounting systems, financial controls and financial personnel. The members of the Audit Committee during the 1998 fiscal year were David F. Marquardt and Bandel L. Carano.

     During the fiscal year ended September 30, 1998, the Compensation Committee met four (4) times and acted by written consent seven (7) times. Its current members are David F. Marquardt and James R. Swartz. The Compensation Committee sets salaries and other compensation arrangements for officers and other key employees of the Company, administers the Company's stock option, stock purchase and stock bonus plans, and advises the Board on general aspects of the Company's compensation and benefit policies. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation," "Executive Compensation and Other Matters," and "Compensation Committee Interlocks and Insider Participation."

     During the fiscal year ended September 30, 1998, the Stock Option Committee acted by written consent nineteen (19) times. The Stock Option Committee grants stock options to employees and other eligible individuals. Its current member is Alan B. Lefkof.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Directors are elected by a plurality of the affirmative votes cast by those shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Stockholder Meeting. The four (4) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTORS AS NAMED ABOVE.



EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers and one individual who ceased to be an officer, each of whom earned salary and bonus for fiscal 1998 in excess of $100,000 (collectively, the "Named Officers"), for services rendered in all capacities to the Company and its subsidiary for the three fiscal years ended September 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                       Long-Term
                                                                                                      Compensation
                                                                                                         Awards
                                                               Annual Compensation (1)                -------------
                                                              -----------------------                  Securities
                                                                                       Other Annual    Underlying      All Other
Name and Principal Position                                     Salary       Bonus     Compensation   Options (#)   Compensation(2)
---------------------------                                   ------------ ---------- --------------- ------------- ----------------


Alan B. Lefkof.........................................1998      $253,750    $13,500       $ 643 (3)       120,000           $7,272
   President and Chief Executive Officer               1997       235,000         --       1,125 (3)       160,000            7,944
                                                       1996       235,000     36,600              --        25,000            6,137

James A. Clark.........................................1998       157,750     32,200         125 (3)        75,000            6,000
   Vice President and Chief Financial Officer          1997       151,000         --              --        85,000            6,000
                                                       1996       145,836     30,250              --         5,000            6,000

Thomas A. Skoulis (5)..................................1998       128,750     56,451              --        65,000            6,000
   Vice President of Software Sales                    1997       118,750     50,919              --        81,500            6,000
                                                       1996        90,000     69,539              --         2,500            6,000

Didier Cop (8).........................................1998       137,023     60,447      33,942 (9)        76,500            6,579
   Vice President of International and                 1997       130,373     36,996      69,070 (6)        63,500            6,179
   Marketing, Internet Connectivity Solutions          1996       129,790     58,277      40,306 (7)            --            4,294

Michael P. Trupiano....................................1998       151,250      6,750              --        92,000            6,000
   Senior Vice President and General Manager,          1997       140,326         --              --        93,000            6,000
   Internet Connectivity  Solutions                    1996       129,603     24,000              --        10,000            6,000

Richard L. Maslana (4).................................1998       173,167         --         364 (3)        40,000            5,500
   Former Vice President of Operations and             1997       180,000         --       1,330 (3)        60,000            6,000
   General Manager of LAN Products                     1996       168,750     35,000              --            --            6,000

(1)  Includes amounts deferred under the Company's 401(k) Plan.
(2)  Represents car allowances.
(3) Represents amounts paid in connection with tax services paid for by the Company.
(4   Richard L. Maslana  ceased his position as an officer of Netopia,  Inc.
     on August 5, 1998, but remains as a part-time employee of Netopia.
(5) Bonus includes commissions earned of $45,539, $50,919 and $52,701 during fiscal 1996, 1997 and 1998, respectively.
(6)  Represents amounts
     paid in connection with Didier Cop's relocation to the United States, including $25,720 in tuition reimbursement and $24,900 temporary housing allowance.
(7) Represents amounts paid in connection with the relocation of Didier Cop to the United States.
(8) Bonus includes commissions earned of $48,518, $36,996 and $56,247 during fiscal 1996, 1997 and 1998, respectively.
(9)  Represents
     amounts paid in connection with Didier Cop's relocation to the United States, including $31,109 in tuition reimbursement and amounts paid in connection with tax services paid for by the Company.


                        Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to each of the Named Officers in the fiscal year ended September 30, 1998. No stock appreciation rights were granted to these individuals during such year.


                                                                Individual Grants
                                                      -------------------------------------          Potential Realizable
                                                        % of Total                                     Value at Assumed
                                                         Options                                         Annual Rates
                                          Number of      Granted                                        of Stock Price
                                         Securities         to                                         Appreciation for
                                         Underlying      Employees    Exercise                          Option Term (4)
                                          Options        in Fiscal    Price per   Expiration    ------------------------------
  Name                                   Granted(1)      1998 (2)     Share (3)       Date            5%              10%
  ----                                  ------------    ----------    ---------    ---------    -------------    -------------

 Alan B. Lefkof......................       120,000         8.51%       $5.69       4/10/08       $  429,409       $1,088,207
    President and Chief Executive
    Officer

 James A. Clark......................        60,000         4.26%        5.69       4/10/08          214,705          544,104
    Vice President and Chief
    Financial Officer                        15,000         1.06%        4.75       9/01/08           44,809          113,554

 Thomas A. Skoulis...................        45,000         3.19%        5.69       4/10/08          161,028          408,078
    Vice President of Software
    Sales                                    20,000         1.42%        4.75       9/01/08           59,745          151,406

 Didier Cop..........................        60,000         4.26%        5.69       4/10/08          214,705          544,104
    Vice President of International
    and Marketing, Internet                  16,500         1.17%        4.75       9/01/08           49,290          124,910
    Connectivity Solutions

 Michael P. Trupiano.................        60,000         4.26%        5.69       4/10/08          214,705          544,104
    Senior Vice President and
    General Manager of Internet              32,000         2.27%        4.75       9/01/08           95,592          242,249
    Connectivity Solutions

 Richard L. Maslana..................        40,000         2.84%        5.69       4/10/08          143,136          362,736
    Former Vice President of
    Operations and General
    Manager of LAN Products

----------

(1) The options become exercisable in quarterly installments over four years beginning from the grant date. All outstanding options will automatically accelerate in full and then terminate following an acquisition of the

      Company by merger or asset sale unless the acquiring company assumes the outstanding options or replaces the outstanding options with a substitute option or with a cash incentive program. Any options which are assumed or replaced shall automatically accelerate in the event the optionee's service should subsequently terminate by reason of an involuntary termination within twelve (12) months of such transaction and remain exercisable for a one (1)-year period from the date of termination.

(2) Based on options for an aggregate of 1,409,425 shares granted in the 1998 fiscal year.

(3) The exercise price may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Company's Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.



    Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

     The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during the 1998 fiscal year and the year-end number and value of unexercised options with respect to each of the Named Officers. No stock appreciation rights were exercised by the Named Officers in fiscal 1998.

                                                                  Number of
                                                            Securities Underlying           Value of Unexercised
                               Shares                        Unexercised Options            in-the-Money Options
                              Acquired                      at September 30, 1998        at September 30, 1998 (2)
                                 on          Value        --------------------------    -----------------------------
           Name               Exercise     Realized (1)   Exercisable   Unexercisable   Exercisable      Unexercisable
           ----              ----------    -----------    ----------    ------------    -------------    ------------

Alan B. Lefkof............      12,000        $51,000       306,438        236,562        $1,094,235        $64,490
James A. Clark............           0             --        82,502        142,498           212,665        103,835
Thomas A. Skoulis.........           0             --        63,364        123,136           141,128         56,834
Didier Cop................      10,975         33,968        40,333        112,992            19,419         59,307
Michael P. Trupiano.......       2,000          6,850        82,381        165,619           203,859         91,341
Richard L. Maslana........      19,500         84,725        88,625         67,125           204,197         78,497


(1)   Market price at exercise less exercise price.

(2) Based on the fair market value of the Company's Common Stock at September 30, 1998 ($5.625 per share), as determined by the closing price on the Nasdaq Stock Market, less the exercise price payable for such shares.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Compensation Committee, as Plan Administrator of the 1996 Stock Option Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

     None of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time. However, the Company has entered into an agreement with Messrs. Lefkof, Clark and Trupiano and Ms. Crowe, which provides for acceleration of vesting of option shares as if the officer remained employed for 12 additional months in the event the officer's employment is involuntarily terminated during the twelve month period following certain acquisitions or changes in control of the Company. In addition, Mr. Clark will receive severance pay equal to 12 months salary and Messrs. Lefkof and Trupiano and Ms. Crowe will receive severance pay equal to six months salary upon any such termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 5, 1998,  the Company sold its  Farallon  LAN Division  (the "LAN
Division"), including the LAN Division's products, accounts receivable, inventory, property and equipment, intellectual property and other related assets to Farallon Communications, Inc. (f/k/a Farallon Networking Corporation), a Delaware corporation ("Farallon") and an affiliate of Gores Technology Group, for cash, a warrant, and certain receivables aggregating $4.9 million in consideration. In connection with the sale of the LAN Division, Richard L. Maslana, who served as the Company's Vice President of Operations and General Manager of LAN Products prior to such transaction, became Farallon's President. Mr. Maslana received accelerated vesting of certain stock options in connection with this transaction. In addition, Mr. Maslana has agreed to continue to serve as a part-time employee of the Company for a period of eighteen (18) months from the transaction date.

     The Company entered into a loan agreement with Didier Cop, Vice President of International and Marketing, Internet Connectivity Solutions, to assist in his relocation to the United States. During the fiscal year ended September 30, 1998, the largest aggregate amount of indebtedness outstanding was $158,310, including interest which accrues at a rate of 6.1% per annum. As of December 31, 1998, the remaining obligation on the loan was $120,937.

COMPENSATION OF DIRECTORS

     Members of the Company's Board of Directors do not receive compensation for their services as directors. Nonemployee directors of the Company are eligible for options under the Company's 1996 Stock Option Plan. The Automatic Option Grant Program provides for the grant of an option to purchase 25,000 shares of the Company's Common Stock upon a nonemployee director's initial election or appointment to the Board. On June 12, 1996, each of Messrs. Marquardt and Swartz was granted a nonstatutory stock option to purchase 25,000 shares of the Company's Common Stock under the Automatic Option Grant Program at an exercise price of $16 per share. The terms applicable to the foregoing option grants are summarized below in the description of the Automatic Option Grant Program. Mr. Jones received an option to purchase 25,000 shares at an exercise price of $9.50 per share on September 16, 1996 under the 1996 Stock Option Plan. See "1996 Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), as of September 30, 1998, consists of Messrs. Marquardt and Swartz. Neither Mr. Marquardt nor Mr. Swartz was at any time during the fiscal year ended September 30, 1998, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

     Further information may be found in "Certain Relationships and Related Transactions" above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during fiscal 1998 except that Mary Felice Crowe filed one report late reporting one transaction.

EXECUTIVE OFFICERS

                                                                                                First Became an
Name and Positions Held with the Company                                          Age          Executive Officer
----------------------------------------                                          ---          -----------------

Alan B. Lefkof, President, Chief Executive Officer and Director..........         45                 1991

James A. Clark, Vice President and Chief Financial Officer...............         42                 1994


Didier Cop, Vice President of International and Marketing, Internet               44                 1995
      Connectivity Solutions

Mary Felice Crowe, Vice President of Software Development                         51                 1997


Thomas A. Skoulis, Vice President of Software Sales                               42                 1994


Michael Trupiano, Senior Vice President and General Manager of Internet           42                 1995
      Connectivity Solutions



     Alan B. Lefkof - See "Proposal No. 1 - Election of Directors"

     James A. Clark, Vice President and Chief Financial Officer, joined the Company in November 1994. Prior to joining the Company, Mr. Clark was Vice President and Chief Financial Officer at Integral, a developer of large scale, client/server business application software, from November 1985 to November 1994. Before joining Integral, Mr. Clark was Manager of Reporting and International Accounting at MicroPro from April 1984 to November 1985. Mr. Clark received a B.A. in business administration/accounting from California State University at Chico in 1978 and is a Certified Public Accountant.

     Didier Cop, Vice President of International and Marketing, Internet Connectivity Solutions, joined the Company in June 1991. Prior to joining the Company, Mr. Cop was Sales and Marketing Manager for Mood Media, a multimedia and advertising system company, from August 1990 to May 1991. Before joining Mood Media, Mr. Cop was General Manager for Southern Europe Sales with General Parametrics. Mr. Cop received a degree in business administration from E.S.S.E.C. in France, in 1976.

     Mary Felice Crowe, Vice President of Software Development, joined the Company in July 1994. Prior to joining the Company, Ms. Crowe spent six years from 1988 to 1994 at Orion Network Systems as a Software Engineering Manager for SNA connectivity products. Before joining Orion Ms. Crowe was a software engineer at DCA, SoftSwitch, and Intel. Ms. Crowe received a B.S. in mathematics from Mississippi University for Women in 1969 and an M.A. in mathematics from Vanderbilt University in 1971.

         Thomas A. Skoulis, Vice President of Software Sales, joined the Company in September 1991. Prior to joining the Company, Mr. Skoulis held various sales management positions with 3Com from March 1988 to September 1991. Before joining 3Com, Mr. Skoulis also held the position of Senior Sales Representative at Digital Equipment from June 1980 to March 1988. Mr. Skoulis received a B.A.
in business administration from Miami University in Oxford, Ohio, in 1980.

         Michael P. Trupiano, Senior Vice President and General Manager of Internet Connectivity Solutions, joined the Company in May 1992. Prior to joining the Company, Mr. Trupiano was Director of R&D/Product Marketing at Verifone, a transaction processing products company, from January 1989 to May 1992. Before joining Verifone, Mr. Trupiano was Vice President of Engineering at Isix from June 1987 to December 1989, and was Director of Engineering at Amtel Systems from January 1984 to June 1987. Mr. Trupiano received a B.S. in electrical engineering and computer science from Santa Clara University in 1978.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's 1996 Stock Option Plan, Stock Bonus Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

         For fiscal 1998, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies. The Committee reviewed but made no changes to the CEO's compensation proposals for the officers.

         GENERAL COMPENSATION POLICY. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

         In preparing the stock performance graph for this Proxy Statement, the Company has selected the Standard & Poor's 500 Index, the Nasdaq Stock Market-US Index and the Hambrecht and Quist Technology Index. To the extent that the Company compares its compensation practices against other companies, through informal compensation surveys or otherwise, the constituent companies are not necessarily those included in the Indices, because the latter may not be competitive with the Company for executive talent or because compensation information is not available to the Company.

         BASE SALARY. The base salary for each executive officer is set at the time of hire based on individual negotiation and any subsequent increases are awarded on the basis of personal performance.

         ANNUAL CASH BONUSES. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of financial performance targets established at the start of the fiscal year including operating results, gross margin performance and revenue, and then a range is established for each executive on the basis of his/her expected contribution to the Company's performance targets. Actual bonuses paid reflect both achievement of corporate objectives and an individual's accomplishment of functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

         LONG-TERM INCENTIVE COMPENSATION. Generally, a significant grant is made in the year that an officer commences employment and grants typically of lesser amounts are made periodically. Generally, the size of each grant is set at a level that the Committee deems appropriate, to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion based on the recommendation made by the CEO to the Committee. In fiscal 1998, stock option grants were awarded to each of the executive officers to provide an incentive for the officers to improve the Company's performance.

         Each grant allows the officer to acquire shares of the Company's Common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he/she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

         CEO COMPENSATION. Mr. Lefkof, the Company's President and CEO, received an increase in annual base salary on January 1, 1998. The remaining components of the CEO's fiscal 1998 incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the CEO for fiscal 1998 was based on the same incentive plan as for all other officers who are eligible to receive bonuses and is subject to review by the Compensation Committee. Along with the other executive officers, in fiscal 1998, stock option grants were awarded to the CEO to provide an incentive for the CEO to improve the Company's performance.

         TAX LIMITATION. A publicly held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company ending after the Company's initial public offering. The stockholders approved the Company's 1996 Stock Option Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options over a 3-year period. Accordingly, any compensation deemed paid to an executive officer when he exercises an option under the 1996 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.

                                 Compensation Committee


                                 David F. Marquardt
                                 James R. Swartz

                        COMPARISON OF STOCKHOLDER RETURNS

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index, the Nasdaq Stock Market-US Index and the Hambrecht & Quist Technology Index for the period commencing on June 13, 1996 and ending on October 31, 1998. The Company's fiscal year ended September 30, 1998. This stock performance graph includes data as of the latest practicable date.

                COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG NETOPIA, INC., THE S & P 500 INDEX,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                                                             Cumulative Total Return
                                ----------------------------------------------------------------------------------------------------

                                6/13/96   6/96     9/96   12/96     3/97    6/97     9/97    12/97    3/98     6/98    9/98    10/98
NETOPIA, INC.                     100       92       66      40       27      31       43       36      38       49      35       37

S & P 500                         100      100      104     112      115     135      145      150     171      176     159      172

NASDAQ STOCK MARKET (U.S.)        100       97      100     105       99     118      138      129     151      155     141      146

HAMBRECHT & QUIST TECHNOLOGY      100       96      102     109      104     125      152      128     155      159     141      146

                                 PROPOSAL NO. 2
                     AMENDMENT OF THE 1996 STOCK OPTION PLAN


     The stockholders are being asked to vote on a proposal to approve an amendment to the Netopia, Inc. 1996 Stock Option Plan (the "Option Plan") to increase the number of shares of Company Common Stock available for issuance under the Option Plan by 500,000 shares to a total of 5,366,228 shares of Common Stock and to provide for automatic annual increases in the share reserve in 2000 and 2001 calendar years. The proxy holders intend to vote all proxies received by them FOR the Amendment of the 1996 Stock Option Plan. The following is a description of the Option Plan. The Company established the Option Plan as a successor to the 1987 Restated Stock Option Plan ("1987 Plan") to provide a means whereby employees, officers, directors, consultants, and independent advisers of the Company or parent or subsidiary corporations may be given an opportunity to purchase shares of the Company's Common Stock. The Option Plan was adopted by the Board on April 16, 1996 and amended on February 14, 1997, October 29, 1997 and on October 27, 1998, and each of the foregoing amendments was approved by the stockholders. The Board believes that option grants under the Option Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability.

SUMMARY OF 1996 STOCK OPTION PLAN

     The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Chief Financial Officer at the executive offices in Alameda, California.

     STRUCTURE. The Option Plan contains two separate equity incentive programs:
(i) a Discretionary Option Grant Program under which eligible persons may be granted stock options to purchase shares of the Company's Common Stock, and (ii) an Automatic Option Grant Program under which option grants will be made at specified intervals to the nonemployee Board members.

     ADMINISTRATION. The Option Plan is currently administered by the Compensation Committee of the Board of Directors. The Option Plan may also be administered by the Board or a secondary committee comprised of one or more Board members with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws. Currently, a secondary committee, the Stock Option Committee, which has as its sole member Alan B. Lefkof, the Company's Chief Executive Officer, has the authority to grant options under the Option Plan to individuals who are not officers or directors of the Company. Committee members serve for such period of time as the Board may determine. The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") which satisfies the requirements of section 422 of the Internal Revenue Code (the "Code") or a nonstatutory option not intended to meet such requirements, and the remaining provisions of the option grant.

     Administration of the Automatic Option Grant Program is self-executing in accordance with the terms of that program, however, the Plan Administrator may exercise discretionary functions with respect to grants made thereunder.

     ELIGIBILITY. Employees (including officers), consultants, independent contractors and nonemployee members of the board of directors who render services to the Company or its parent or subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. A nonemployee member of the board of directors of the Company is also eligible for option grants under the Automatic Option Grant Program.

     SECURITIES SUBJECT TO OPTION PLAN. The number of shares of the Company's Common Stock which may be issued over the term of the Option Plan shall not exceed 5,366,228 shares, including an increase of 500,000 shares, which is the subject of this Proposal No. 2. Such share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market. Assuming approval of this Proposal No. 2, the share reserve shall increase automatically on January 1, 2000 and January 1, 2001 by the number of shares of Common Stock equal to 5% of the number of shares of Common Stock outstanding on the last trading day of the preceding calendar year, up to a maximum annual increase of 1,200,000 shares. The share reserve was increased on January 1, 1999 by 623,087 shares pursuant to a provision of the Option Plan providing for an automatic increase in that year.

     In no event, however, may any one participant in the Option Plan acquire shares of the Company's Common Stock under the Option Plan in excess of 750,000 shares over the period beginning on the effective date of the Option Plan and ending on June 30, 1999. In addition, in no event may any one participant in the Option Plan acquire shares of the Company's Common Stock under the Option Plan in excess of 750,000 shares over the period beginning on July 1, 1999 and ending on July 1, 2002.

     Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the 1987 Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

     The holder of an option shall have no stockholder rights with respect to the shares underlying the option until such person shall have exercised the option, paid the exercise price and become the stockholder of record of the purchased shares.

DISCRETIONARY OPTION GRANT PROGRAM

     PRICE AND EXERCISABILTY. The option exercise price per share may not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times, and during such period, as the Committee may determine and set forth in the instrument evidencing the option grant. In any event, options granted under the Option Plan may not have a term in excess of 10 years.

     The exercise price for options granted under the Option Plan may be paid in cash or in outstanding shares of the Company's Common Stock. Options may also be exercised on a cashless basis through the same-day sale of the purchased shares. The Compensation Committee may also permit the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The amount financed may include any Federal or state income and employment taxes incurred by reason of the option exercise.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     TERMINATION  OF  SERVICE.  Any option  held by the  optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of the Company's Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

     The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of the Company's Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     INCENTIVE OPTIONS. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Company's Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under section 422 of the Code shall not exceed $100,000.

     If an employee to whom an Incentive Option is granted is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, then the option price per share will be at least one hundred and ten percent (110%) of the fair market value per share on the grant date, and the option term will not exceed five (5) years, measured from the grant date.

     TANDEM STOCK APPRECIATION RIGHTS. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right, subject to the Committee's approval, to surrender their options for a distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Company Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such distribution may, at the discretion of the Committee, be made in cash or in shares of Company Common Stock or partly in shares of Company Common Stock and partly in cash.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, nonemployee Board members will receive option grants at designated dates during their period of Board service. These special grants may be summarized as follows:

     Each individual who was serving as a nonemployee Board member on June 12, 1996 was automatically granted on that date a nonstatutory stock option to purchase 25,000 shares of Common Stock. Each individual who first becomes a nonemployee Board member after the date of the initial public offering, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 25,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company.

     Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

     1. The option price per share will be equal to 100% of the fair market value per share of the Company's Common Stock on the automatic grant date and each option is to have a maximum term of ten years measured from the grant date.

     2. Each automatic option granted before December 31, 1996 will be immediately exercisable for all of the option shares, but the shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right will lapse and the optionee vest in a series of five (5) successive annual installments, measured from the grant date, provided such optionee continues service as a Board member. Each option granted after December 31, 1996 will become exercisable in a series of five (5) successive annual installments over the optionee's Board service measured from the grant date.

     3. The option will remain exercisable for a twelve (12)-month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while serving as a Board member or during the twelve (12)-month period following his or her cessation of Board service, then such options may be exercised during the twelve (12)-month period following such optionee's cessation of service by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of vested shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

     4. The option shares will become fully exercisable and fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully exercisable and fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

     5. Upon the occurrence of a hostile tender offer, each option granted before December 31, 1996 which has been in effect for at least six (6) months (whether or not the optionee is vested in such option) shall be automatically canceled and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of the Company's Common Stock paid in the tender offer or, if greater, the fair market value per share of the Company's Common Stock over (ii) the option exercise price payable per share.

     6. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the options will in general conform to the terms described above for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

     ACCELERATION  OF   OPTIONS/TERMINATION   OF  REPURCHASE  RIGHTS.  Upon  the
occurrence of either of the following transactions (a "Corporate Transaction"):

     (i) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company, or

     (ii) a merger or  consolidation  in which  securities  possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (a) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (b) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (c) the acceleration of such option is subject to other limitations imposed by the
Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically and the shares of the Company's Common Stock subject to those terminated rights shall vest in full unless assigned to the successor corporation or accelerated vesting is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

     Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary or constructive termination within twelve (12) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one
(1)-year period measured from the effective date of the employment termination.

     The Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights in its discretion, including upon the occurrence of the following transactions ("Change in Control"):

     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

     (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest(s) to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by a majority of the Board in clause (a) who were still in office at the time such election or nomination was approved by the Board. The Committee also has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     VALUATION. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Company Common Stock on any relevant date will be the closing price per share of Company Common Stock on that date, as such price is reported on the Nasdaq Stock Market. The fair market value on December 31, 1998 as reported on the Nasdaq Stock Market was $6.8125 per share.

     CHANGE IN CAPITALIZATION. In the event any change is made to the Company's Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change effecting the outstanding Company's Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options over the specified term, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1987 Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     OPTION PLAN AMENDMENTS. The Board may amend or modify the Option Plan in any and all respects whatsoever. The Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization) or (ii) materially modify the eligibility requirements for option grants.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on April 15, 2006. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     NEW PLAN BENEFITS. As of January 1, 1999 options covering 3,534,527 shares were outstanding under the Option Plan, 1,163,946 shares remained available for future option grants, and 667,755 shares have been issued under the Option Plan. The expiration dates for all such options range from April 2001 to December 2008.

     Except as set forth above under the caption "Automatic Option Grant Program," grants to be made under the Option Plan in the future are at the discretion of the Committee and are not determinable at this time. The following table shows all option grants made under the Option Plan during the fiscal year ending September 30, 1998 and through December 31, 1998, to the indicated individuals, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees (including all current officers who are not executive officers) as a group, respectively:


                                                            Number of Option Shares
----------------------------------------------------------- -----------------------

Alan B. Lefkof .........................................             120,000
James A. Clark..........................................              75,000
Richard L. Maslana......................................              40,000
Didier Cop..............................................              76,500
Thomas A. Skoulis.......................................              65,000
Michael P. Trupiano.....................................              92,000
Reese M. Jones..........................................                   0
David F. Marquardt......................................                   0
James R. Swartz.........................................                   0

All Current Executive Officers as a Group (6 persons)...             487,750
All Directors who were not employees as a group (4
  persons)..............................................                   0
All Employees (including officers who are not executive
  officers).............................................           1,534,800

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     NONSTATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonstatutory option.

     The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of the Company's Common Stock under a nonstatutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

     (i) If the shares acquired upon exercise of the nonstatutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

     (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonstatutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of nonstatutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
                  AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to vote on a proposal to approve an amendment to the Netopia, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of the Company's Common Stock available for issuance under the Option Plan by 150,000 shares to a total of 750,000 shares of Company Common Stock. The Company has been advised by its counsel that it should reserve a sufficient number of shares under its Purchase Plan to last through the end of each twenty-four month offering period beginning prior to the 2000 Annual Stockholder Meeting. In accordance with recently issued accounting guidance, an insufficient number of shares reserved at the beginning of an offering period may result in future compensation charges for financial reporting purposes. Accordingly, the Board is recommending an increase to the number of shares available under the Purchase Plan.

     The Purchase Plan was adopted by the Board on April 16, 1996 and approved by the stockholders on May 15, 1996. The Purchase Plan was amended on February 14, 1997 to increase the number of shares issuable thereunder by 200,000 shares, on October 29, 1997 to increase the number of shares issuable thereunder by 100,000 shares, and on October 27, 1998 to increase the number of shares issuable thereunder by 150,000 shares. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). The proxy holders intend to vote all proxies received by them FOR the Amendment of the Purchase Plan.

     The principal terms and provisions of the Purchase Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Purchase Plan. A copy of the Purchase Plan will be furnished by the Company to any stockholder upon written request to the Chief Financial Officer at the executive offices in Alameda, California.

     PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company is the only Participating Company in the Purchase Plan.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Company Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the appreciation of the Company's share price. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     ADMINISTRATION. The Purchase Plan is currently administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration are paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan are credited to a non-interest bearing book account.


     SHARES AND TERMS. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Company Common Stock that may be issued under the Purchase Plan is 750,000 assuming approval of this Proposal No. 3. Company Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

     ADJUSTMENTS. If any change in the Company Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     ELIGIBILITY. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 188 employees (including 6 officers) were eligible to participate in the Purchase Plan as of December 31, 1998.

     OFFERING PERIODS. The Purchase Plan is implemented by offering periods which generally have a duration of twenty-four months. Each offering period is comprised of a series of one or more successive purchase periods, each of which generally have a duration of six (6) months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. Generally, purchase periods start on the first business day in each of February and August and end, respectively, on the last business day of July of the same year and January of the following year. A new offering period will begin on February 1, 1999 and will end on January 31, 2001. The Committee in its discretion may vary the beginning date and ending date of the offering periods prior to their commencement, provided no offering period (other than the initial offering period) shall exceed twenty-four (24) months in length, and may terminate an offering period following any purchase period.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

     PURCHASE PRICE. The purchase price per share under the Purchase Plan will be 85% of the lower of (i) the fair market value of a share of Company Common Stock on the first day of the applicable offering period, or (ii) the fair market value of a share of Company Common Stock on the purchase date. Generally, the fair market value of the Company Common Stock on a given date is the closing sale price of the Company Common Stock, as reported on the Nasdaq Stock Market. The market value of the Company's Common Stock as reported on the Nasdaq Stock Market as of December 31, 1998 was $6.8125 per share.


     LIMITATIONS. The plan imposes certain limitations upon a participant's rights to acquire Company Common Stock, including the following:

     1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

     2. In no event shall a participant be permitted to purchase more than 2,000 shares on any one purchase date.

     3. The right to purchase Company Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under
         Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Company Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     The purchase right shall be exercisable only by the Participant during the Participant's lifetime and shall not be assignable or transferable by the Participant.

     PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's cash compensation paid during a purchase period. Compensation for this purpose will include elective contributions that are not includable in income under Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Company Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the limitations described in the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

     AMENDMENT AND TERMINATION. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in July 2006, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

     CORPORATE TRANSACTION. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Company Common Stock on the start date of the offering period or the fair market value per share of Company Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     PRORATION OF PURCHASE RIGHTS. If the total number of shares of Company Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

     NEW PURCHASE PLAN BENEFITS. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, in the fiscal year ended September 30, 1998, each of the Named Officers purchased the following number of shares of Common Stock at a price of $3.93 per share: Mr. Clark 4,000; Mr. Cop 1,331; Mr. Lefkof 634; and Mr. Skoulis 4,000. In addition, Mr. Trupiano purchased 996 shares at a price of $4.04 per share. All executive officers as a group (6 persons) purchased 13,229 shares during the fiscal year ended September 30, 1998. Each of the Named Officers, other than Mr. Trupiano, has the right to purchase a maximum of 2,000 shares of Common Stock at a price that will not exceed $3.93 per share on each of the January 29, 1999 and July 30, 1999 purchase dates. Mr. Trupiano has the right to purchase a maximum of 2,000 shares of Common Stock at a price that will not exceed $4.04 per share on each of the January 29, 1999, July 30, 1999 and January 31, 2000 purchase dates.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.


                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board has selected KPMG LLP as the independent auditors of the Company for the fiscal year ending September 30, 1999. KPMG LLP has acted in such capacity since its appointment for fiscal year 1987. A representative of KPMG LLP will be present at the Annual Stockholder Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

     In the event ratification by the holders of the appointment of KPMG LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     In accordance with the Company's current bylaws, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Stockholder Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

FORM 10-K

         THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1998, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO NETOPIA, INC., 2470 MARINER SQUARE LOOP, ALAMEDA, CALIFORNIA 94501, ATTN:
INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL STOCKHOLDER MEETING

     Proposals of stockholders intended to be presented at the next Annual Stockholder Meeting of the Company must be received by the Company at its offices at 2470 Mariner Square Loop, Alameda, California 94501, not later than September 20, 1999 and satisfy the conditions established by the Securities and Exchange Commission for holder proposals to be included in the Company's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the next Annual Stockholder Meeting of the Company must be received by the Company at its offices at 2470 Mariner Square Loop, Alameda, California 94501, not later than December 4, 1999 in order for proxy holders to be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the next Annual Stockholder Meeting, even through there is no discussion of such proposal in the Company's proxy statement for that meeting.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors is not informed of any other matter, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,


/s/ Alan B. Lefkof

Alan B. Lefkof
President, Chief Executive Officer and Director
Dated January 18, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL STOCKHOLDER MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL STOCKHOLDER MEETING AND WISH TO CHANGE YOUR VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.


     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL STOCKHOLDER MEETING.

NETOPIA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan B. Lefkof and James A. Clark, and either of them, to vote all shares of stock which the undersigned is entitled to vote at the Annual Stockholder Meeting, to be held at 2470 Mariner Square Loop, Alameda, California 94501 on Thursday, February 18, 1999 at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Stockholder Meeting and Proxy Statement, dated January 18, 1999, and a copy of the Company's 1998 Annual Report to Stockholders. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS, FOR SUCH NOMINEES AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

1.  ELECTION OF DIRECTORS

    For all nominees listed below [_]       Withhold Authority to vote
                                            for nominees listed below [_]

    Reese M. Jones, Alan B. Lefkof, David F. Marquardt, and James R. Swartz

2. PROPOSAL TO APPROVE AMENDMENTS TO THE 1996 STOCK OPTION PLAN, INCLUDING THE 500,000 SHARE INCREASE IN THE NUMBER OF SHARES AVAILABLE, AS SET FORTH IN THE ACCOMPANYING PROXY.

    For [_]            Against [_]                 Abstain [_]

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE BY 150,000 SHARES, AS SET FORTH IN THE ACCOMPANYING PROXY.

    For [_]            Against [_]                 Abstain [_]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

    For [_]            Against [_]                 Abstain [_]

5.  TO  TRANSACT  SUCH OTHER  BUSINESS  AS MAY  PROPERLY  BE  BROUGHT  BEFORE
    THE MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder.

DATED:  ___________________, 1999          _________________________________
PLEASE VOTE, SIGN, DATE AND                Signature
RETURN THE PROXY CARD USING
THE ENCLOSED ENVELOPE                      _________________________________
                                           Signature (if held jointly)